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                                                                   Exhibit 10.48

                                WARRANT AGREEMENT

       THIS AGREEMENT (the "Agreement") is made as of the 24th day of February, 2003, among Geerlings & Wade, Inc., a Massachusetts corporation (the "Company"), and the parties listed on Exhibit A hereto as warrantholders (each a "Warrantholder" and collectively, the "Warrantholders").

       WHEREAS, the Company entered into a certain Credit Agreement dated February 24, 2003 with the Warrantholders pursuant to which the Warrantholders have committed to provide a revolving credit facility to the Company (as from time to time amended and in effect, the "Credit Agreement").

       WHEREAS, in accordance with the Credit Agreement, the Company is obligated to issue to each lender participating in such credit facility warrants exercisable for the Company's common stock, $0.01 par value per share (the "Common Stock"), and the Warrantholders constitute all of such lenders.

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

       1. ISSUANCE OF WARRANTS. Subject to the terms of this Agreement, in consideration of the Warrantholders becoming party to the Credit Agreement, the Company agrees to issue to each of the Warrantholders a warrant to purchase the number of shares of Common Stock set forth opposite such Warrantholder's name on Exhibit A hereto, each such Warrant to be in the form attached hereto as Exhibit B (each a "Warrant", and collectively, the "Warrants"). The shares of Common Stock issuable upon exercise of the Warrant are referred to herein as the "Warrant Shares". The issuance of the Warrants shall take place simultaneously with the closing being held this day under the Credit Agreement. The Company will comply with all applicable provisions of federal and state securities laws in connection with the issuance of the Warrant Shares.

       2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each of the Warrantholders as follows:

              2.1. Organization; Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company has the corporate power and authority to execute and deliver this Agreement and the Warrants, and to perform its obligations hereunder and thereunder.

              2.2. Authorization, etc. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company's obligations hereunder, including

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       the issuance and delivery of the Warrants and the reservation of the
       Warrant Shares issuable upon exercise of the Warrants has been taken. This Agreement and the Warrants, when executed and delivered by the Company, shall constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and general principles of equity (regardless of whether considered in a proceeding at law or in equity). The Warrant Shares, when issued in compliance with the provisions of this Agreement and the Warrants, will be duly authorized, validly issued, fully paid and nonassessable and free of any liens or encumbrances; provided, however, that the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws.

              2.3. Capitalization. On the date hereof, the authorized capital stock of the Company consists solely of 10,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), of which 3,879,450 shares of Common Stock and zero shares of Preferred Stock are issued and outstanding, and all such outstanding shares are duly authorized, validly issued, fully paid and nonassessable and have been or will have been offered, issued and sold in compliance with applicable federal and state securities laws.

              2.4. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Agreement and the Warrants will not (a) contravene, result in any breach of, or constitute a default under, the corporate charter or by-laws of the Company or any of its subsidiaries or any material agreement or instrument to which the Company or any of its subsidiaries is bound or by which the Company or any of its subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Company or any of its subsidiaries or (c) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Company or any of its subsidiaries. The Company will comply with all applicable provisions of federal and stated securities laws in connection with the issuance of the Warrants and the Warrant Shares.

       3.     REPRESENTATIONS AND WARRANTIES OF THE WARRANTHOLDERS.

              3.1. Investment Intent. Each Warrantholder represents that it is acquiring its Warrant and Warrant Shares (collectively, the "Securities") for its own account and not with a view to the distribution thereof, provided that the disposition of such Warrantholder's property shall at all times be within such Warrantholder's control. Each Warrantholder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may be transferred only in compliance with the Securities Act and all other applicable securities laws, or pursuant to exemptions therefrom.

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              3.2.   Information and Sophistication. Each Warrantholder
       acknowledges that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Warrants. Each Warrantholder represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Warrants. Each Warrantholder further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment.

              3.3. Restricted Securities; Limitation on Disposition. Each Warrantholder understands that the Securities it is receiving are considered restricted securities under applicable federal and state securities laws and are thus subject to restrictions on transfer as further described in the Stockholders Agreement. Each Warrantholder understands that certificates evidencing the Securities may bear the following legend and/or any legend imposed or required pursuant to applicable state securities laws:

              "[THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OR CONVERSION OF THIS WARRANT]/[THESE SHARES] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT AND LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND LAWS."

       4. REPORTING REQUIREMENTS. The Company shall deliver to each holder of Warrants the following financial information, provided that any delivery requirement set forth in this section shall be deemed satisfied if such delivery is made to the holder of a Warrant in its capacity as a party to the Credit Agreement in accordance with the requirements of Section 6.4 of the Credit
Agreement:

              4.1. The annual financial reports specified in section 6.5.1 of the Credit Agreement as in effect on the date hereof;

              4.2. The quarterly financial reports specified in section 6.5.2 of the Credit Agreement as in effect on the date hereof;

              4.3. The monthly calculations specified in section 6.5.3 of the Credit Agreement as in effect on the date hereof; and

              4.4. All other information specified in sections 6.5.4 and 6.5.5 of the Credit Agreement as in effect on the date hereof, as and when required to be delivered pursuant to such sections.

The requirements of this Section 4 shall not be affected by any amendment, modification or termination of the Credit Agreement.

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       5.     RULE 144 REPORTING. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations adopted by the Securities and Exchange Commission (the "SEC") thereunder (or, if it is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any Warrantholder may reasonably request, all to the extent required from time to time to enable such Warrantholder to sell his Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Warrantholder, the Company will deliver to such holder a written statement as to whether it has complied with such information and filing requirements.

       6. PIGGYBACK REGISTRATION. If the Company proposes to register any shares of Common Stock pursuant to an effective registration statement under the Securities Act for sale to the public, for its own account and/or for the account of any stockholder for sale in a public offering of common stock for cash (a "Public Offering") on a form that would permit registration of Warrant Shares, the Company will give notice to all Warrantholders of its intention to do so. Any such holder may, by written request delivered to the Company within 20 days after such notice, request that all or a specified part of the Warrant Shares (a) held by such holder or (b) issuable to such holder upon exercise of Warrants held by such holder be included in such registration. The Company thereupon will use its reasonable efforts to cause to be included in such registration under the Securities Act all Warrant Shares which the Company has been so requested to register by such holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other holders of shares of common stock in such Public Offering) of the Warrant Shares to be so registered. The Company will pay all expenses associated with such registration of Warrant Shares including, without limitation, all registration and filing fees, listing fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, fees and disbursements of counsel for the Company and its independent public accountants and fees and disbursements of one counsel for the Warrantholders, but excluding underwriting discounts, selling commissions, applicable transfer taxes, if any, and fees of more than one counsel for the Warrantholders.

       7.     GENERAL.

              7.1. Binding Effect; Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted transferees and assigns, heirs, administrators and legal representatives. The Company may not assign its rights or obligations hereunder. No Warrantholder may assign any portion of its rights, obligations or liabilities under this Agreement, except to an affiliate or any other Warrantholder, without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.

              7.2. Amendment; Waiver. No amendment, modification or waiver of any provision of this Agreement shall be effective unless in writing and approved by the

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         Company and the holders of at least a majority of the aggregate number of Warrant Shares (on an as-exercised basis).

              7.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

              7.4. Credit Document; Counterparts. This Agreement is a Credit Document (as defined in the Credit Agreement) and may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and same instrument.

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       The parties have duly executed this Agreement as of the date first written above.

                                        THE COMPANY:
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                                        GEERLINGS & WADE, INC.


                                        By /s/ Huib E. Geerlings
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                                          Name: Huib E. Geerlings
                                          Title: Chief Executive Officer


                                        THE WARRANTHOLDERS:
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                                        /s/ John M. Connors, Jr.
                                        --------------------------------
                                        John M. Connors, Jr.


                                        /s/ James C. Curvey
                                        --------------------------------
                                        James C. Curvey


                                        /s/ John J. Remondi
                                        --------------------------------
                                        John J. Remondi


                                        /s/ Gordon Romer
                                        --------------------------------
                                        Gordon Romer


                                        /s/ Robert L. Webb
                                        --------------------------------
                                        Robert L. Webb